UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2026
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)
405-415-8699
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 29, 2026, Riley Exploration Permian, Inc. (the "Company"), as parent guarantor, and its wholly owned subsidiary, Riley Exploration – Permian, LLC (the "Borrower"), entered into an Amended and Restated Credit Agreement (the "A&R Credit Agreement") with Truist Bank, as administrative agent and issuing bank, and the lenders party thereto. The A&R Credit Agreement amends and restates in its entirety the Company's Credit Agreement dated as of September 28, 2017 (as previously amended, the "Prior Credit Agreement"). Obligations outstanding under the Prior Credit Agreement continue under the A&R Credit Agreement and were not discharged.

Among other things, the A&R Credit Agreement increases the borrowing base to $450 million from $425 million and the aggregate elected commitments to $450 million from $400 million (with an aggregate maximum credit amount of $1.0 billion), extends the maturity date from December 2028 to October 2030, and reduces the tenor for required hedges under the rolling hedging requirement to 18-months from 24-months.

Borrowings under the A&R Credit Agreement remain secured by substantially all of the Company's and its subsidiaries' oil and natural gas properties and other assets, and remain guaranteed by the Company. As of October 29, 2026, the Borrower had $245 million of borrowings outstanding under the A&R Credit Agreement, leaving $205 million of availability.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is filed as Exhibit 10.1 incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
On November 4, 2026, Company announced its financial condition and results of operations for the nine months ended September 30, 2026. In connection with this announcement, the Company issued an earnings press release (the “Earnings Release”). A copy of this document is furnished as Exhibit 99.1 to this Form 8-K and is available on the Company’s website at www.rileypermian.com.

In accordance with General Instructions B.2. of Form 8-K, the information described in this Item 2.02, including the matters discussed on the Company’s earnings conference call, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.
On November 4, 2026, the Company made available an investor presentation (the "Presentation") that includes certain operational updates regarding the Company. A copy of the Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of October 29, 2026, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto.
99.1	Press Release dated November 4, 2026.
99.2	Investor Presentation dated November 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date:	November 4, 2026	By:	/s/ Philip Riley
Philip Riley
Chief Financial Officer and Executive Vice President of Strategy